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                                                                  EXHIBIT 10 (n)

                            INTEGRA BANK CORPORATION

                       CODE OF BUSINESS CONDUCT AND ETHICS

INTRODUCTION

This Code of Business Conduct and Ethics (the "Code") covers a wide range of business practices and procedures, and is designed to deter wrongdoing and promote the standards set forth herein. It does not cover every issue that may arise, but it sets out basic principles and standards applicable to all employees, officers and directors of Integra Bank Corporation and its subsidiary Integra Bank N.A. and all other subsidiaries of the Corporation or the Bank (collectively referred to herein as the "Company"). All of our employees, officers and directors must conduct themselves accordingly and seek to avoid even the appearance of improper behavior. The Code should also be provided to and followed by the Company's agents and representatives, including consultants.

If a law conflicts with a policy in this Code, you must comply with the law; however, if a local custom or policy conflicts with this Code, you must comply with the Code. If you have any questions about these conflicts, you should ask your Compliance Officer how to handle the situation.

Those who violate the standards in this Code will be subject to disciplinary action up to and including termination of employment or service. IF YOU ARE IN A SITUATION, WHICH YOU BELIEVE MAY VIOLATE OR LEAD TO A VIOLATION OF THIS CODE, FOLLOW THE GUIDELINES DESCRIBED IN SECTION 20 OF THIS CODE.

1.     COMPLIANCE WITH LAWS, RULES AND REGULATIONS

Obeying the law, both in letter and in spirit, is the foundation on which this Company's ethical standards are built. All employees, officers and directors must respect and obey the laws, rules and regulations of the cities, states and countries in which the Company conducts business. To that effect, all employees, officers and directors must take an active role in being knowledgeable of and ensuring compliance with all applicable laws, rules and regulations, and must immediately report violations or suspected violations to the AUDIT COMMITTEE of the Company's Board of Directors (in the case of directors or officers) or to the COMPLIANCE OFFICER (in the case of other employees).

DURING ANY GOVERNMENT INSPECTION OR INVESTIGATION, YOU SHOULD NEVER DESTROY OR ALTER ANY COMPANY DOCUMENTS, LIE OR MAKE MISLEADING STATEMENTS TO THE GOVERNMENT INVESTIGATOR, ATTEMPT TO CAUSE ANOTHER EMPLOYEE TO FAIL TO PROVIDE ACCURATE INFORMATION AND/OR OBSTRUCT, MISLEAD OR DELAY THE COMMUNICATION OF INFORMATION OR RECORDS.

2.     CONFLICTS OF INTEREST


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Conflicts of interest are strictly prohibited under this Code, unless approved by THE AUDIT COMMITTEE OR THE APPROPRIATE BOARD COMMITTEE. A "conflict of interest" exists when a person's private interest interferes - or even appears to interfere - in any way with the interests of the Company. The existence of a conflict depends upon the circumstances, including the nature and relative importance of the interest involved. A conflict of interest situation can arise when an employee, officer or director takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively. Conflicts of interest may also arise when an employee, officer or director, or members of his or her family, receives improper personal benefits as a result of his or her position with the Company.

Although it is not practical to list every activity or interest that might present a conflict of interest, the following are examples of specific situations in which conflicts of interest could arise, and sets forth the Company's policy with respect to such conflicts of interest.

You must plan your personal and business affairs so as to avoid situations that might lead to a conflict, or even the appearance of a conflict, between your self-interest and your obligations and duties to the Company, its customers and its shareholders.

       INTERESTS IN OTHER COMPANIES

       Directors, officers or other employees, or members of their families(1), shall not acquire, own or have a significant financial interest(2) in any business organization that does or seeks to do business with the Company or is a competitor of the Company, UNLESS (a) such interest has been fully disclosed in writing to the AUDIT COMMITTEE of the Company's Board of Directors (in the case of directors or officers) or to the employee's SUPERVISOR (in the case of other employees) and (b) the AUDIT COMMITTEE or the employee's SUPERVISOR, as appropriate, notifies the director, officer or employee that it has been determined that the director's, officer's or employee's duties for the Company will not require him or her to make or cause to be made decisions that could be influenced by such interest, or that the interest is otherwise permissible.

       EMPLOYMENT BY OTHER COMPANIES

       Directors, officers or employees shall not serve or accept an offer to serve as a director, partner, consultant of, or in a managerial position or any other form of employment or affiliation with, any business organization that does significant business with or is a competitor of the Company, UNLESS (a) such position, employment or affiliation has been

________________________________

1. Family members include spouse, children, stepchildren, grandchildren, parents, stepparents, brothers, sisters, grandparents, in-laws, spouse's in-laws, and any person living in the same household as the director, officer or employee.

2. As a minimum standard, a significant financial interest is an aggregate interest of a director, officer or employee and family members of more than: (a) 5% of any class of the outstanding securities of a company, (b) 5% interest in a partnership or association, or (c) 5% of the total direct and beneficial assets or income of such director, officer or employee. A significant financial interest generally will not include an investment representing less than 1% of a class of outstanding securities of a publicly held company.


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       fully disclosed in writing to the AUDIT COMMITTEE (in the case of directors or officers) or to the employee's SUPERVISOR (in the case of other employees) and (b) the AUDIT COMMITTEE or the employee's SUPERVISOR, as appropriate, notifies the director, officer or employee that it has been determined that such position, employment or affiliation is permissible.

       CONDUCTING BUSINESS WITH RELATED COMPANIES

       Directors, officers or employees shall not conduct business on behalf of the Company with a member of his or her family, or a business organization with which he or she or a family member has an interest or employment relationship that calls for disclosure under the Code standards described above or that otherwise could be considered significant in terms of potential conflict of interest, UNLESS (a) such business dealings have been disclosed in writing to the AUDIT COMMITTEE of the Company's Board of Directors (in the case of directors or officers) or to the employee's SUPERVISOR (in the case of other employees) and (b) the AUDIT COMMITTEE or the employee's SUPERVISOR, as appropriate, notifies the director, officer or employee that it has been determined that such transaction is permissible.

       UNRELATED OUTSIDE EMPLOYMENT

       Should an officer or employee be engaged in outside employment not related to his or her regularly assigned work and not covered by the Code standards described above, such outside employment must not detract from the officer's or employee's job performance or otherwise be detrimental to the best interests of the Company. Unless an officer or employee has questions concerning the application of this policy to his or her particular situation, no notice to the Company is required.

       REPORTING TO AN IMMEDIATE FAMILY MEMBER

       The potential for conflict of interest clearly exists if your spouse, partner or immediate family member also works at the Company and is in a direct or indirect reporting relationship with you. Employees should not directly supervise, report to, or be in a position to influence the hiring, work assignments or evaluations of someone with whom they have a romantic or familial relationship.

       Family Situations:

       Employees may not directly or indirectly process their own personal or family members' banking transactions.

       SOLICITING SUPPLIERS AND CUSTOMERS

       No one should request donations from suppliers, customers or contractors to help pay for social functions, golf tournaments or other Company events. Solicitations of cash, merchandise or services are not allowed because they could be perceived to create obligations in order to keep, increase or obtain Company business. The Company desires that its suppliers and vendors understand that their business relationship with the


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       Company is based totally on their ability to competitively meet the Company's business needs.

       FEES AND HONORARIUMS

       With prior approval, you may give lectures, conduct seminars, publish articles in books or engage in any other similar activity for which you may be paid a fee or honorarium. However, any fees, honorariums or reimbursements must be transferred to the Company unless written approval is given to retain them. Prior approval must come from the CHIEF EXECUTIVE OFFICER.

       BRIBES AND KICKBACKS

       Do not offer, give, solicit or receive bribes or kickbacks. Under some statutes, such as the Foreign Corrupt Practices Act, these are criminal actions that can lead to prosecution.

       GIFTS, FAVORS, ENTERTAINMENT AND PAYMENTS

       Received by Company Directors, Officers or Key Employees.

       You may not seek or accept any gifts, payments, fees, services, privileges, vacations, loans (other than conventional loans on customary terms from lending institutions) or other favors from any person or business organization that does or seeks to do business with, or is a competitor of, the Company. No one may accept anything of value in exchange for referral of third parties to any such person or business organization. In applying this policy:

          (a) You may accept common courtesies or ordinary social amenities generally associated with accepted business practices for yourself and members of your families.

          (b) It is never permissible to accept cash or cash equivalents (savings bonds, stock, etc.) of any amount. In addition, entertainment beyond that described by (a) above should not be accepted under any circumstances.

       Paid or Made by Company Directors, Officers or Employees

       You should be aware that it is a violation of law to confer benefits on an employee of another company if it is made without such person's employer's consent or knowledge and with intent to influence such person's conduct in relation to the affairs of the employer. The making of seasonal gifts at holiday time is generally not considered to be a violation of this policy; however, at no time may cash or cash equivalents (savings bonds, stock, etc.) be issued as gifts.

       You may dispense common courtesies or ordinary social amenities generally associated with accepted business practices if they meet all the following criteria:

          (a)     There is a specific business purpose.


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          (b)     They are of limited value, and in a form that will not be
                  construed as a bribe or pay-off.

          (c) They are not in contravention of applicable law (see above) and generally accepted ethical standards.

          (d) Public disclosure of the facts will not embarrass the Company or the director, officer or employee.

          Secret commissions or other secret compensation or payments are never permissible and may be a criminal offense.

          (See Section 17, Payments to Government Personnel, for a description of the Company's policy on gifts and other payments to governmental employees.) Charitable contributions and corporate sponsorships are permissible to the extent that they have been made and approved in accordance with existing policy.

       POLITICAL CONTRIBUTIONS

       Directors, officers and employees shall not use Company funds for contributions of any kind to any political party or committee or to any candidate for, or holder of, any office of any government - national, state or local. This policy is not intended to restrict in any manner the use of personal funds for political contributions. No such personal use of funds will be reimbursed by the Company under any circumstances.

       The Company believes it is important for every citizen to take an active interest in our political and government process. The following guidelines govern employees' involvement in political activities.

          - Employees participating in political activities do so as individuals and not as representatives of the Company;

          - Employees must not give the impression that they speak or act for the Company in any political activity. To avoid any appearance of Corporate or affiliate company sponsorship or endorsement, neither the Corporate nor affiliate company's name or address should be used in mailed material or fund solicitation materials, nor should the Company or affiliated company be identified in any political advertisement or literature;

          - Political interest and activities must be pursued on personal time and not interfere with the employee's job responsibilities or those of other employees.

The above does not preclude:

          1. Employees contributing to the Integra Political Action Committee;


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          2. Sponsorship by the Company and its subsidiaries of one or more political action committees;

          3. Participation by Company and subsidiary personnel in legislative processes involving legislation in which the Company and its subsidiaries have a legitimate interest;

          4. Participation by the Company in bond or other referenda involving matters in which the Company has a legitimate interest.

The foregoing (1-4) are permitted provided that such use, participation or sponsorship is legal under applicable state and federal law and to the extent and matter of such use, participation or sponsorship is reviewed and approved in advance by the General Counsel.

Employees with securities licenses, employees who are associated with a broker-dealer and employees in municipal finance must be diligent in complying with all laws and rules governing political donations. Additional procedures apply to employees with securities licenses and employees who are associated with a broker-dealer.

FIDUCIARY APPOINTMENTS: Do not serve under a power-of-attorney or as executor, personal representative, trustee or guardian of an estate, trust or guardianship established by anyone other than a family member, without obtaining written permission from the HEAD OF THE TRUST DEPARTMENT AND THE CEO.

Again, conflicts of interest are prohibited as a matter of Company policy, except where approved by the AUDIT COMMITTEE OR OTHER APPROPRIATE BOARD COMMITTEE. Conflicts of interest may not always be clear-cut, so if you have a question, you should consult with HIGHER LEVELS OF MANAGEMENT, GENERAL COUNSEL, OR THE AUDIT COMMITTEE. Any employee, officer or director who becomes aware of a conflict or potential conflict should bring it to the attention of A SUPERVISOR, MANAGER OR OTHER APPROPRIATE PERSONNEL or consult the procedures described in
Section 19 of this Code.

3.     INSIDER TRADING

The Company is subject to federal and state securities laws, including the insider trading provisions of those laws which generally prohibit the purchase or sale of publicly traded stock on the basis of material "inside" or non-public information. The Company also regularly participates in acquisitions and other transactions in which its stock is issued.

The Board of Directors of the Company has adopted an insider trading policy in order to avoid even the appearance of improper conduct on the part of certain persons employed by or associated with the Company or its subsidiaries. This insider trading policy applies to all officers and directors of the Company and its subsidiaries and also to all employees in the Company's corporate offices who have or who may have access to material non-public information (the "Covered Persons"). All Covered Persons shall comply with the Company's insider trading


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policy. Questions about, or requests for a copy of, the Company's insider trading policy may be directed to CHUCK CASWELL, MIKE KRAMER, MARTIN ZORN, OR GRETCHEN DUNN.

4.     CORPORATE OPPORTUNITIES

Employees, officers and directors are prohibited from taking for themselves personally opportunities that are discovered through the use of Company property, information or position without the consent of the BOARD OF DIRECTORS. No employee, officer or director may use Company property, information, or position for improper personal gain, and no employee, officer or director may compete with the Company directly or indirectly. (See Section 2, Conflict of Interest.) Employees, officers and directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

5.     COMPETITION AND FAIR DEALING

We seek to outperform our competition fairly and honestly. We seek competitive advantages through superior performance, never through unethical or illegal business practices. Stealing proprietary information, possessing trade secret information that was obtained without the owner's consent, or inducing such disclosures by past or present employees of other companies is prohibited. You should endeavor to respect the rights of and deal fairly with the Company's customers, suppliers, competitors and employees. You should not take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other intentional unfair-dealing practice.

6.     FULL, FAIR, ACCURATE, TIMELY AND UNDERSTANDABLE DISCLOSURE

It is the Company's policy to provide full, fair, accurate, timely, and understandable disclosures in all reports and documents that the Company files with or submits to the SEC, as well as in all other public communications made by the Company. In furtherance of this policy, the executive officers of the Company shall design, implement, and amend as necessary, disclosure controls and procedures and internal controls for financial reporting (collectively, "Controls and Procedures"). All executive officers, directors and employees shall comply with the Controls and Procedures to promote full, fair, accurate, timely, and understandable disclosures by the Company.

7.     DISCRIMINATION AND HARASSMENT

The diversity of the Company's work force and management is a tremendous asset. We are firmly committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment of any kind. Examples include derogatory comments based on racial or ethnic characteristics and unwelcome sexual advances.

8.     HEALTH AND SAFETY

The Company strives to provide a safe and healthful work environment. Everyone has a responsibility for maintaining a safe and healthy workplace by following safety and health rules and practices and reporting accidents, injuries and unsafe equipment, practices or conditions.


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Violence and threatening behavior are not permitted. Employees should report to work in condition to perform their duties, free from the influence of illegal drugs or alcohol. The use of illegal drugs in the workplace will not be tolerated.

9.     RECORD-KEEPING

The Company requires honest and accurate recording and reporting of information in order to make responsible business decisions. For example, only the true and actual number of hours worked should be reported.

Many officers and employees regularly use business expense accounts, which must be documented and recorded accurately. If you are not sure whether a certain expense is legitimate, ask your SUPERVISOR, or refer to the Company's travel, entertainment and expense policy, a copy of which may be obtained from your supervisor.

All of the Company's books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the Company's transactions and must conform both to applicable legal requirements and to the Company's system of internal controls. Unrecorded or "off the books" funds or assets should not be maintained unless permitted by applicable law or regulation.

Business records and communications often become public, and you should avoid exaggeration, derogatory remarks, guesswork, or inappropriate characterizations of people and companies that could be misunderstood. This applies equally to e-mail, internal memos, and formal reports. Records should always be retained or destroyed according to the Company's record retention policies. In accordance with those policies, in the event of litigation or governmental investigation please consult the CHIEF RISK OFFICER.

10.    CONFIDENTIALITY

Employees, officers and directors must maintain the confidentiality of confidential information entrusted to them by the Company or its customers, except when disclosure is authorized by the CHIEF RISK OFFICER OR GENERAL COUNSEL or legally mandated by laws or regulations. Confidential information includes all non-public information that might be of use to competitors, or harmful to the Company or its customers, if disclosed.

Confidential information includes but is not limited to:

     1. Any business or technical information, such as formula, program, method, technique or compilation of information that is valuable because it is not generally known and that the Company maintains in secrecy.

     2. Any intellectual properties including, but not limited to, technological innovations, discoveries and systems designs or enhancements.

     3.  Financial information.


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     4.  Business plans, price lists and any other marketing or sales information that is not available to the general public.

     5.  Trade secrets or information regarding future products.

     6. Information about existing or potential customers or suppliers available to employees as a result of their employment, including customers identities, lists and all other customer information.

     7. All information and reports that are available to you by virtue of your access to InfoAnytime.

Employees, officers and directors who have access to confidential information are obligated to safeguard it from unauthorized access and:

- not disclose this information to persons outside the Company. (Exercise caution when discussing company business in public places where conversations can be overheard. Recognize the potential for eavesdropping on cellular phones.)

- not use this information for personal benefit or the benefit of persons outside of the Company.

- not share this information with other employees except on a legitimate "need to know" basis.

Written approval from EXECUTIVE MANAGEMENT AND/OR GENERAL COUNSEL is required before confidential information can be released outside the Company. This includes speeches, technical papers for publication, Company references, endorsements of other products and services, and information the Company has received from other companies under an obligation of confidentiality.

Any Company information created in the course of your employment or service belongs to the Company. The obligation to preserve confidential information continues even after your employment or service ends. Upon retirement or termination of employment or service, all written and tangible proprietary, confidential information must be returned to the Company prior to or on your last day of employment or service.

You are prohibited from disclosing confidential information obtained at a previous employer, including trade secrets. You are further prohibited from disclosing any information from a previous employer that was obtained illegally or in violation of their policies.

11.    PROTECTION AND PROPER USE OF COMPANY ASSETS

All employees, officers and directors should endeavor to protect the Company's assets and ensure their efficient use. Theft, carelessness, and waste have a direct impact on the Company's profitability. Any suspected incident of fraud or theft should be immediately reported for investigation. Company assets should not be used for non-Company business.


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USE OF EMAIL, VOICE MAIL AND INTERNET SERVICES

E-mail systems and Internet services are provided to help you do our work. Incidental and occasional personal use is permitted, but never for personal gain or any improper purpose. Do not access, send, or download any information that could be insulting or offensive to another person, such as sexually explicit messages, cartoons, jokes, ethnic or racial slurs, or any other message that could be viewed as harassment. Also, remember that "flooding" Company computer systems with junk mail and trivia hampers the ability of the Company's systems to handle legitimate Company business.

Your messages (including voice mail) and computer information are considered Company property and you should not have any expectation of privacy. Unless prohibited by law, the Company reserves the right to access and disclose this information as necessary for business purposes. Use good judgment, and do not access, send a message, or store any information that you would not want to be seen or heard by other individuals. Violation of these policies may result in disciplinary actions up to and including discharge from the Company.

PROPRIETARY INFORMATION

Your obligation to protect the Company's assets includes its proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks, and copyrights, as well as business, marketing and service plans, engineering and manufacturing ideas, designs, databases, records, salary information and any unpublished financial data and reports. Unauthorized use or distribution of this information may destroy the information's value, harm the Company's competitive position, or constitute breaches of agreements. It could also be illegal and result in civil or even criminal penalties.

The Company's guidelines regarding treatment of proprietary information are:

- Proprietary information should be discussed with Company employees only on a "need-to-know" basis.

- Unless someone with proper authority decides publicly to disclose proprietary information, disclosures to anyone outside the Company should occur only in conjunction with an executed confidential disclosure agreement prepared by LEGAL COUNSEL.

- Always remain alert to inadvertent disclosure of proprietary information, e.g., in social conversations or normal business relations with suppliers, customers and others.

- Do not accept proprietary information from third parties unless such information is subject to a written confidentiality agreement prepared by LEGAL COUNSEL.

While you must remain alert to the competitive environment and seek information with respect to the Company's markets and its competitors, you must do so only by means that are lawful and ethical. You must never participate in illegal or improper acquisition of another's proprietary information. If you are approached with offers of such information, or with any information believed to have originated illegally or improperly, you must immediately refer the matter to CHIEF RISK OFFICER OR GENERAL COUNSEL. (See Section 10, Confidentiality.)


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12.    COMMUNICATING FALSE OR DEROGATORY INFORMATION

The communication of false or derogatory information about the Company, its customers or employees is also a violation of corporate policy and possibly federal and state law.

Any questions concerning this policy or the disclosure of confidential information should be reviewed with the EXECUTIVE MANAGEMENT OR GENERAL COUNSEL of the Company prior to disclosure.

13.    CRIMINAL LAWS APPLICABLE TO FINANCIAL EMPLOYEES

The federal statutes contain many criminal laws applicable to employees of financial institutions, including:

  - Giving or receiving a fee, commission or gift to influence any business or transactions of a financial institution (18 U.S.C. Sec. 215).

  - Theft, embezzlement, or misapplication by a bank employee (18 U.S.C. Sec. 656).

  - Obtaining any money, assets or property from a bank through fraud or false pretenses (18 U.S.C. Sec. 1344).

  - Giving or receiving any fee or kickback for referring any business incident to a real estate service involving a federally related mortgage loan (12 U.S.C. Sec. 2607).

  - Employing or continuing to employ anyone who has been convicted of any criminal offense involving dishonesty or a breach of trust (12 U.S.C. Sec. 1829).

  -  Making loans to bank examiners (18 U.S.C. Sec. 212).

  - Structuring, or attempting to structure, a financial transaction to evade the currency transaction reporting requirements of the Bank Secrecy Act or causing, or attempting to cause, a financial institution to fail to file a required currency transaction report (31 U.S.C. Sec. 5324).

  - Notifying anyone named in a grand jury subpoena served on the institution about the existence or contents of the subpoena (18 U.S.C. Sec. 1510).

The U.S. Criminal Code (18 U.S. C. Sec. 3) also provides that whoever, knowing that an offense (breach of federal law) has been committed, receives, relieves, comforts or assists the offender in order to hinder or prevent his apprehension, trial, or punishment, is an accessory after the fact. An accessory after the fact is subject to fine and imprisonment as provided by law and may result in corrective action up to and including dismissal.

14.     DISHONEST OR FRAUDULENT ACTS

Company employees who commit a dishonest or fraudulent act will be immediately discharged from employment. Discharge from employment for dishonest, fraudulent or criminal acts is required not only by Company policy, but also by regulatory agencies and laws governing the organization.

Regulations of the Comptroller of the Currency require that all employees have fidelity bond coverage. If any employee commits a dishonest or fraudulent act, fidelity bond coverage ends as


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soon as the Company learns of the act, whether or not there has been, or will be, prosecution and conviction. You may not continue employment at the Company without fidelity bond coverage. The Federal Deposit Insurance Corporation requires that people convicted of any criminal offense involving dishonesty, breach of trust or money laundering be ineligible for employment or continued employment by federally insured banks.

A dishonest act includes, but is not limited to:

     -  Submitting a falsified application.

     -  Falsifying records, reports or documents.

     -  Conviction of passing worthless checks.

     -  Shoplifting.

     -  Theft.

     -  Providing false information during an internal investigation.

A breach of trust includes, but is not limited to:

     -  Wrongful use of fiduciary property.

     - Misappropriation or omission with respect to any property, funds or information that have been entrusted to a person.

An employee charged with a crime involving dishonesty, fraud or breach of trust must promptly report the circumstances to his or her manager.

15.     SOLICITATION AND DISTRIBUTION

The Company recognizes the importance of community service and involvement outside normal work time. However, since it could be disruptive to operations, there shall be no solicitation by employees for any outside organization or business when either the employee doing the soliciting or the employee being solicited is on working time, or at any time in those areas of the Company where customers are regularly present to transact business.
Working time does not include authorized periods for lunch, breaks, or time before or after an employee is assigned to work. No employee may distribute written material for any purpose when the employee distributing the literature or the employee receiving the literature is on working time, or at any time in the presence of customers or in work areas. Work areas are those areas of the Company and surrounding premises where employees perform their jobs. Work areas do not include employee break rooms and employee parking areas.
Non-employees are prohibited from soliciting or distributing literature anywhere on Company property at any time. Solicitors who are not employees will be asked to leave the premises. Consistent with this policy, the Company prohibits the use of Company systems and communication mediums for solicitation and distribution purposes. Exceptions to this policy will be made with extreme discretion by your supervisor in accordance with the guidelines outlined in the Supervisory Policy Manual.


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16.     PERSONAL FINANCIAL RESPONSIBILITY

The Company's principal business is to help safeguard assets and to assist customers with financial affairs. To accomplish this, the Company must, at all times, have the absolute trust of its customers. Therefore, it is mandatory that you exercise good judgment and proper care with all personal and business relationships. (See Section 2, Conflicts of Interest.)

Your ability to manage personal finances is reflective of a job-related ability to handle the Company's business. Improper transactions by employees, such as but not limited to kiting, writing worthless checks, and conducting fraudulent or worthless electronic transactions, will not be permitted. This conduct may result in corrective action up to and including dismissal. In addition to corrective action by the Company, other actions may be taken against individuals who are convicted of writing worthless checks, such as prosecution by the payee under applicable state laws. You should be aware that waiver of trial or payment of court costs may result in a court disposition that will affect your eligibility for fidelity bond coverage required for all Company employees and therefore require termination.. The Company reserves the right to carry out credit checks, including ordering credit bureau reports on employees to insure that your personal finances are in good order.

17.     PAYMENTS TO GOVERNMENT PERSONNEL

The U.S. Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business. It is strictly prohibited to make illegal payments to government officials of any country.

In addition, the U.S. government has a number of laws and regulations regarding business gratuities which may be accepted by U.S. government personnel. The promise, offer or delivery to an official or employee of the U.S. government of a gift, favor or other gratuity in violation of these rules would not only violate Company policy but could also be a criminal offense. State and local governments, as well as foreign governments, may have similar rules. The Company's GENERAL COUNSEL can provide guidance to you in this area.

18.     WAIVERS OF THE CODE OF BUSINESS CONDUCT AND ETHICS

Any waiver of this Code for executive officers or directors may be made only by the Board or a Board committee and will be promptly disclosed to the Company shareholders, as required by law or exchange regulation.

All other waivers of this Code should be made by the COMPLIANCE OFFICER, CHIEF RISK OFFICER OR OFFICER NAMED IN THE CODE of the Company.

19.     REPORTING ANY ILLEGAL OR UNETHICAL BEHAVIOR

You are encouraged to talk to supervisors, managers or other appropriate personnel, or AUDIT COMMITTEE OF THE BOARD about observed illegal or unethical behavior and when in doubt about


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

the best course of action in a particular situation. All employees, officers and directors should report violations of laws, regulations, rules, or this Code. It is the Company's policy not to allow retaliation for reports of misconduct by others made in good faith by employees, officers and directors. You are expected to cooperate in internal investigations of misconduct.

20.     COMPLIANCE STANDARDS AND PROCEDURES

INTERPRETATION

CHIEF RISK OFFICER is responsible for giving guidance on interpreting and applying the Code when questions arise. The key exceptions are when guidance from GENERAL COUNSEL is specified or questions arise about the legal impact of an action. Any questions should be addressed in writing to [Integra Bank, NA, 21 S.E Third Street, P.O. Box 868, Evansville, Indiana, 47705-0868, attention:
Martin M. Zorn]. In addition, the GENERAL COUNSEL can be reached at [1-317-237-1110].

REPORTS OF NON-COMPLIANCE

The COMPLIANCE OFFICER is a resource for any employee, officer or director to report suspected instances of violations of law or improper conduct in the Company. Any employee, officer or director who is concerned that an employee, officer or director has violated or may violate any law or Code standard may report this concern to his or her supervisor, HUMAN RESOURCES REPRESENTATIVE, GENERAL COUNSEL, or other appropriate management representatives or directly to the CHIEF RISK OFFICER. Failure to make such a report is a violation of these Code standards and may be subject to disciplinary action up to and including termination. You have a right, and at times a legal obligation, to call the Company's attention to situations in which the law or the Code standards have been breached. You may contact ROBERT W. SWAN as Chair of the Audit Committee anonymously to report suspected violations of law or improper conduct. Those who choose to identify themselves are assured that they will not suffer disciplinary or retaliatory action. Confidentiality will be maintained to the extent possible in light of the CHIEF RISK OFFICER OR COMPLIANCE OFFICER'S duty to fully investigate any report of improper conduct in the Company. Upon receipt of a concern, the CHIEF RISK OFFICER OR COMPLIANCE OFFICER will initiate an appropriate investigation and resolution of the matter. THE CHIEF RISK OFFICER OR COMPLIANCE OFFICER may handle specific issues itself or may select an appropriate individual to gather needed information and evaluate situations. Anyone violating the Code may be subject to disciplinary action up to and including termination of employment. In special cases, the Company may be obligated to refer violations to appropriate law enforcement officials.

Financial and accounting concerns or any concerns about any type of fraud should be directed to the INTERNAL AUDITOR or directly to the AUDIT COMMITTEE OF THE BOARD.

AUDITS

Periodically, compliance with the Code will be monitored by the GENERAL COUNSEL, THE INTERNAL AUDIT DEPARTMENT, THE HUMAN RESOURCES DIVISION OR THE COMPLIANCE DEPARTMENT. Everyone


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

must cooperate fully with these reviews and provide truthful and accurate information. Results of all such reviews will be reported to appropriate Company management or BOARD COMMITTEE.

REQUEST FOR EXCEPTION

While some standards in the Code require strict application, others do allow exceptions. For example, minor conflicts of interest may be resolved by disclosing the conflict to all interested parties. Employees, officers and directors who believe they merit an exception should first contact their immediate supervisor.. If an immediate supervisor agrees that an exception is warranted, he or she may forward a request for exception to AN EXECUTIVE MANAGER OR CHIEF RISK OFFICER, who shall be responsible for reviewing it and offering approval or disapproval or obtaining approval or disapproval from the appropriate governing party.

NON-EXCLUSIVITY

While the Code standards are extensive, they are by no means exhaustive. Nothing expressed or implied in the Code can represent all the policies and procedures the Company believes its employees, officers and directors should follow.

Remember, if you suspect that a violation of the law or the Code has taken place or may take place, keep the following guidelines in mind:

- MAKE SURE YOU HAVE ALL THE FACTS. In order to reach the right solutions, we must be as fully informed as possible.

- ASK YOURSELF: WHAT SPECIFICALLY AM I BEING ASKED TO DO? DOES IT SEEM UNETHICAL OR IMPROPER? This will enable you to focus on the specific question you are faced with, and the alternatives you have. Use your judgment and common sense; if something seems unethical or improper, it probably is.

- CLARIFY YOUR RESPONSIBILITY AND ROLE. In most situations, there is shared responsibility. Are your colleagues informed? It may help to get others involved and discuss the problem.

- DISCUSS THE PROBLEM WITH YOUR SUPERVISOR, MANAGER, EXECUTIVE, OR APPROPRIATE BOARD COMMITTEE MEMBER. This is the basic guidance for all situations. In many cases, your supervisor will be more knowledgeable about the question, and will appreciate being brought into the decision-making process. Remember that it is your supervisor or manager's responsibility to help solve problems.

- SEEK HELP FROM COMPANY RESOURCES. In the rare case where it may not be appropriate to discuss an issue with your supervisor or manager, or where you do not feel comfortable approaching your supervisor or manager with your question, you can discuss with Human Resources, Compliance Officer, Chief Risk Officer or the Audit Committee of the Board of Directors. If that also is not appropriate, you may enter the information into the company's confidential whistleblower website. The address for the website is HTTPS://SECURE.BANKANYTIME.COM/WHISTLEBLOWER.HTML and can be accessed through any web enabled device. If you prefer to write, address your concerns you may do so anonymously to the Audit Committee of the Board attention:
      Mr. Robert Swan.

- YOU MAY REPORT ETHICAL VIOLATIONS IN CONFIDENCE AND WITHOUT FEAR OF RETALIATION. If your situation requires that your identity be kept secret, your anonymity will be protected. The Company does not permit retaliation of any kind against employees for good faith reports of ethical violations.

ALWAYS ASK FIRST, ACT LATER: IF YOU ARE UNSURE OF WHAT TO DO IN ANY SITUATION, SEEK GUIDANCE BEFORE YOU ACT.

UPDATED AS OF  01/09/04 08:00 AM


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